Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES PRICING OF $25 MILLION PUBLIC OFFERING OF ITS 9.50% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Mobile, Alabama, February 14, 2013 – International Shipholding Corporation (NYSE: ISH) today announced that it has priced its $25 million public offering of shares of its Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Shares”) at $100 per share.  ISH has granted the underwriters a 30-day option to purchase up to an additional $3.75 million of Series A Preferred Shares on the same terms and conditions.  Dividends will be payable on the Series A Preferred Shares at an initial rate of 9.50% per annum of the stated liquidation preference when, as and if declared by ISH’s board of directors. The offering is expected to close on February 21, 2013.

ISH intends to use the net proceeds from the offering for general corporate purposes, including working capital and potential deployments of currently inactive vessels.  ISH intends to apply to list the Series A Preferred Shares on the New York Stock Exchange.

Incapital LLC and DNB Markets, Inc. are acting as joint book-running managers and Incapital LLC is the sole structuring agent for the offering.

When available, copies of the prospectus supplement and accompanying base prospectus related to the offering may be obtained by contacting Incapital LLC, Attn: DCM Prospectus Department, 200 S. Wacker Drive, Suite 3700, Chicago, Illinois 60606, Telephone (312) 379-3700, Email prospectus_requests@incapital.com; or DNB Markets, Inc., 200 Park Avenue, 31st Floor, New York, New York, 10166, Telephone: (212) 551-9856.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.  Any offers of the Series A Preferred Shares described in this press release will be made exclusively by means of the above-described prospectus supplement and accompanying base prospectus, which relate to ISH’s effective shelf registration statement.

About International Shipholding Corporation
International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and international flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the terms of the offering, the anticipated use of the proceeds therefrom and other statements identified by words such as “expects,” “will,” “intends,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to: satisfaction of each of the conditions to the underwriters’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the consummation of the offering due to restrictions under the federal securities laws; changes in our cash requirements or financial position; changes in general market, economic, regulatory or industry conditions; and other risks referenced from time to time in our filings with the Securities and Exchange Commission.  Due to these uncertainties, there can be no assurances that the above-described offering will be consummated on the terms described above or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on our plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:
The IGB Group
David Burke
(646) 673-9701
dburke@igbir.com
Leon Berman
(212) 477-8438
lberman@igbir.com

International Shipholding
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221